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                                 SEVERANCE AGREEMENT

    This Severance Agreement ("Agreement") effective as of March 18, 1996 by and between SA Telecommunications, Inc. (the "Company") and Lynn H. Johnson ("Employee").

    WHEREAS, Employee is employed by the Company on the date hereof and considered to be a key employee of the Company;

    WHEREAS, the Company desires to enter into this Agreement to provide for a separately bargained for benefit to Employee not applicable to all employees of the Company;

    NOW, THEREFORE, the parties hereto agree as follows:

    1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated:

    BENEFICIAL OWNER shall have the meaning given such term in Rule 13D-3 of the Exchange Act.

    BOARD shall mean the Board of Directors of the Company.

    CHANGE OF CONTROL OF THE COMPANY shall be deemed to have occurred if:

         (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

         (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

         (c) any Person shall become the Beneficial Owner of thirty percent (30%) or more of the Company's outstanding Common Stock, except for any Person who had such beneficial ownership prior to the date hereof; or

         (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority hereof;

    PROVIDED, HOWEVER, that an event or series of events described in (a),
    (b), (c) or (d) above shall not constitute a Change in Control if a majority of the directors in office who were also directors on the date which is three (3) years prior to the occurrence of such an event shall so determine.

    COMMON STOCK shall mean the Company's Common Stock, par value $.0001 per share.

    EXCHANGE ACT means the Securities Exchange Act of 1934, as it may be amended from time to time.

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    PERSON shall have the meaning for such term used in Section 13(d) and
    Section 14(d) of the Exchange Act.

    2. CHANGE OF CONTROL OF THE COMPANY. In the event of a Change of Control of the Company, if Employee is terminated for any reason (other than by death, voluntarily or termination due to a conviction of a felony involving a crime of moral turpitude) within one year after such Change of Control of the Company, Employee shall be entitled to receive as severance under this Agreement an amount equal to one hundred fifty percent (150%) of Employee's annual salary in effect on the date of such Change of Control of the Company (the "Severance Amount'). The Severance Amount shall be payable, at the option of the Company, in a lump sum or in accordance with payroll practices of the Company existing on the date of such Change of Control of the Company. For purposes of this
SECTION 2, termination shall not be voluntary if (a) Employee is requested to relocate more than 30 miles from the office of the Company in which such Employee works on the date of such Change of Control of the Company, or (b) Employee does not continue in a position or office with the Company with duties substantially the same as Employee held before such Change of Control of the Company.

    3. TERMINATION PRIOR TO CHANGE OF CONTROL OF THE COMPANY. If Employee ceases to be an employee of the Company prior to a Change of Control of the Company, whether termination is as a result of termination by the Company with or without cause, voluntary termination by Employee or death of Employee, the severance arrangements provided in this Agreement shall automatically and without notice terminate and become null and void on the date on which Employee ceases to be an employee of the Company.

    4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of law principles.

    5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instruments.

    6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the paries with respect to the subject matter hereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

    7. NO EVIDENCE OF EMPLOYMENT. Nothing contained in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or its subsidiaries to terminate the Employee's employment or to increase or decrease the Employee's compensation at any time.

SA TELECOMMUNICATIONS, INC.                 Employee:

By:
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Title: Jack W. Matz, Jr.                    (Signature)
       Chairman & Chief Executive Officer
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                                            (Name Printed)

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